Exhibit 23.1

[MCELROY, QUIRK & BURCH LETTERHEAD]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Annual Report on Form 10-K of CKX Lands, Inc. for the year ended December 31, 2014 of our report dated March 23, 2015, relating to the financial statements of CKX Lands, Inc. for the two years ended December 31, 2014.

/s/ McElroy, Quirk & Burch

Lake Charles, Louisiana

March 23, 2015

Members American Institute of Certified Public Accountants ● Society of Louisiana Certified Public Accountants